RESOLUTIONS ADOPTED BY UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

PACIFIC LAND AND COFFEE CORPORATION

A Delaware Corporation

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The undersigned, constituting all of the Directors of the Corporation acting pursuant to the authority of Section 141(f) of the Delaware General Corporation Law, hereby consent to take the following actions and adopt the following recitals and resolutions effective as of November 6, 2006.

WHEREAS, Al Coscina, a director, officer and shareholder, owns all of the membership interests in Coscina Brothers Coffee, LLC; and

WHEREAS, Coscina Brothers Coffee is engaged in a similar business as the Corporation and is the Corporation’s principal supplier; and

WHEREAS, the Corporation has been provided with the audited financial statements of Coscina Brothers Coffee as well as the unaudited financial statements as of June 30, 2006, and the Board of Directors believes that acquiring Coscina Brothers Coffee will be mutually advantageous in that it will increase the Corporation’s revenue base and also provide opportunities for the business of Coscina Brothers Coffee to grow.

NOW THEREFORE, BE IT RESOLVED that the Corporation accept the contribution to the capital of the Corporation of the membership interests of Coscina Brother Coffee by Mr.. Coscina; and

FURTHER RESOLVED, that the Corporation file a Current Report on Form 8-K to report the acquisition.

MISCELLANEOUS

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized to do or cause to be done, all such acts and things and to make, execute and deliver, or cause to be made, executed and delivered, in the name of and on behalf of the Corporation all such agreements, instruments and certificates as such officer and officers may deem necessary, advisable or appropriate to effectuate or carry out the purpose and intent of the foregoing resolutions and to perform the obligations of the Corporation thereunder, such officer or officers' execution of the same to be conclusive evidence of the exercise of the discretionary authority herein conferred.

We direct that this Consent be filed with the minutes of the proceedings of the Board of Directors of the Corporation.

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Al Coscina

    Dale Nielsen